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                                        FORM 8-A

                           SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.  20549

                            ------------------------------

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                            SECURITIES EXCHANGE ACT OF 1934

                            ------------------------------

           LAKELAND
     FINANCIAL CORPORATION                          LAKELAND CAPITAL TRUST
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(Exact name of registrant                          (Exact name of registrant
as specified in its charter)                       as specified in its charter)

        Indiana                                            Delaware
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  (State of Incorporation                         (State of Incorporation
       or Organization)                                or Organization)

        35-1559596                                          35-2021126
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       (IRS Employer                                      (IRS Employer
   Identification Number)                            Identification Number)


                                          c/o Lakeland Financial Corporation
                                              202 East Center Street,
202 East Center Street, P.O. Box 1387           P.O. Box 1387
    Warsaw, Indiana 46581-1387                Warsaw, Indiana 46581-1397
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     (Address of Principal                       (Address of Principal
      Executive Offices)                           Executive Offices)


        If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box. / /

        If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. / /
                        ------------------------------

Securities to be registered pursuant to Section 12(b) of the Act:

                                                      Name of each exchange
                  Title of each class                 on which each class
                  to be so registered                 is to be registered

                        None.                      Not Applicable.

Securities to be registered pursuant to Section 12(g) of the Act:

                            % Cumulative Trust Preferred Securities
                       -----
                          (and the Guarantee with respect thereto)
                         -----------------------------------------
                                   (Title of Class)


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ITEM 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

        For a full description of the    % Cumulative Trust Preferred
Securities (the "Preferred Securities") issued by Lakeland Capital Trust, a Delaware statutory business trust (the "Trust"), and the guarantee with respect to the Preferred Securities issued by Lakeland Financial Corporation, an Indiana corporation (the "Company"), both of which are being registered hereby, reference is made to the information contained under the captions "Description of the Preferred Securities," "Description of the Subordinated Debentures," and "Description of the Guarantee" in the Prospectus that forms part of the Registration Statement (Registration Nos. 333-32679 and 333-32679-01) (the "Registration Statement") filed by the Company and the Trust with the Securities and Exchange Commission ("SEC") on August 1, 1997, under the Securities Act of 1933, as amended (the "Act"). The information contained in the Registration Statement and the Prospectus are incorporated herein by reference. Definitive copies of the Prospectus describing the Preferred Securities will be filed pursuant to Rule 430A or pursuant to an amendment to the Registration Statement under the Act and shall be deemed incorporated by reference into this Registration Statement on Form 8-A.

ITEM 2.    EXHIBITS

        2.1       Certificate of Trust of Lakeland Capital Trust.
                  Incorporated by reference to Exhibit 4.3 to the Registration Statement.

        2.2(a) Trust Agreement of Lakeland Capital Trust. Incorporated by reference to Exhibit 4.4 to the Registration Statement.

        2.2(b) Form of Amended and Restated Trust Agreement of Lakeland Capital Trust. Incorporated by reference to Exhibit 4.5 to the Registration Statement.

        2.3 Form of Preferred Security Certificate of Lakeland Capital Trust. Incorporated by reference to Exhibit 4.6 to the Registration Statement (included as an exhibit to Exhibit 4.5 to the Registration Statement).

        2.4 Form of Preferred Securities Guarantee Agreement for Lakeland Capital Trust. Incorporated by reference to
                  Exhibit 4.7 to the Registration Statement.

        2.5 Form of Indenture between Lakeland Financial Corporation and State Street Bank and Trust Company, as Trustee. Incorporated by reference to Exhibit 4.1 to the Registration Statement.

        2.6 Form of Subordinated Debenture. Incorporated by reference to Exhibit 4.2 to the Registration Statement (included as an exhibit to Exhibit 4.1 to the Registration Statement).


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SIGNATURES

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized.


Dated:  August 4, 1997




LAKELAND FINANCIAL                  LAKELAND CAPITAL TRUST
CORPORATION


By:   /s/ R. Douglas Grant               By:    /s/ R. Douglas Grant
      --------------------                      --------------------
      R. Douglas Grant                          R. Douglas Grant
      President                                 Trustee